UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 9, 2021

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2021, Cars.com Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters submitted to the Company’s stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1Election of Directors

The Company’s stockholders elected the following nominees as directors of the Company, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Withheld	Broker Non-Votes
Jerri DeVard	52,516,127	2,419,181	4,445,959
Scott Forbes	52,188,070	2,747,238	4,445,959
Jill Greenthal	53,924,248	1,011,060	4,445,959
Thomas Hale	54,101,969	833,339	4,445,959
Michael Kelly	52,634,087	2,301,221	4,445,959
Donald A. McGovern, Jr.	52,633,053	2,302,255	4,445,959
Greg Revelle	52,633,442	2,301,866	4,445,959
Jenell R. Ross	54,216,659	718,649	4,445,959
Bala Subramanian	52,632,412	2,302,896	4,445,959
T. Alex Vetter	54,271,401	663,907	4,445,959
Bryan Wiener	52,521,910	2,413,398	4,445,959

Proposal 2Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. The results of the vote are set forth below:

For	Against	Abstain
59,338,202	25,594	17,471

Proposal 3Advisory Votes on Executive Compensation

The Company’s stockholders voted whether to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement. The results of the vote are set forth below:

For	Against	Abstain	Broker Non-Votes
24,731,475	29,447,701	756,132	4,445,959

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: June 11, 2021	By:	/s/James F. Rogers
James F. Rogers Chief Legal Officer